UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 10, 2011
HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1016 Civic Center Drive Northwest
PO Box 6057
Rochester, Minnesota	55903-6057
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (507) 535-1200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On February 10, 2011, HMN Financial, Inc. (the “Company”) entered into a Supervisory Agreement (the “Company Supervisory Agreement”) with the Office of Thrift Supervision (the “OTS”), the Company’s primary federal regulator. At the same time, the Company’s wholly-owned subsidiary, Home Federal Savings Bank (the “Bank”), entered into a Supervisory Agreement (the “Bank Supervisory Agreement” and, collectively with the Company Supervisory Agreement, the “Supervisory Agreements”) with the OTS. All terms and conditions set forth in the Supervisory Agreements will be effective upon execution by the OTS. When effective, the Supervisory Agreements will supersede the previously reported memoranda of understanding between the Company and the Bank and the OTS.
     The Company Supervisory Agreement requires that the Company: (i) submit a capital plan by May 31, 2011 (and thereafter the plan shall be updated on an annual basis commencing January 31, 2012) for approval by the OTS (the “Capital Plan”), which must include a proposed minimum tangible equity capital ratio commensurate with the Company’s consolidated risk profile, projections demonstrating the Company’s ability to attain and maintain the minimum tangible equity capital ratio, including detailed scenarios to stress-test such ratio; (ii) not declare, make or pay any cash dividends on any of its stock or make any other capital distributions or purchase or redeem any of its stock without the prior consent of the OTS; (iii) not incur any debt or pay any interest or principal payments thereon, increase any current lines of credit or guarantee the debt of any entity without the prior consent of the OTS; (iv) comply with existing notification requirements pursuant to the applicable rules and regulations of the OTS with respect to changes in directors and certain executive officers; (v) not make any golden parachute payment unless such payment complies with the applicable rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”); and (vi) not enter into any new contractual arrangement or renew or revise any existing contractual arrangement related to compensation or benefits with any director or certain executive officers without the prior consent of the OTS, with any such arrangement to comply with all applicable rules and regulations of the OTS and FDIC.
     The Bank Supervisory Agreement requires that the Bank: (i) submit an updated business plan by May 31, 2011 (and thereafter the plan shall be updated on an annual basis commencing January 31, 2012) for approval by the OTS (the “Business Plan”), including strategies to ensure that the Bank has the financial and personnel resources necessary to implement the Business Plan and maintain compliance with applicable regulatory capital requirements, plans to improve the Bank’s core earnings and achieve profitability, financial projections and strategies to stress-test and adjust earnings forecasts based on results of operations, economic conditions and quality of the Bank’s loan portfolio; (ii) submit a detailed plan to reduce the Bank’s level of “problem assets” which must address quarterly targets for the level of problem assets as a percentage of Tier 1 (Core) Capital plus the allowance for loan and lease losses (“ALLL”) and a description of methods for attaining such targets as well as specific workout plans for certain adversely classified loans (generally those in excess of $1,000,000); (iii) revise its loan modification policy; (iv) revise its program for identifying, monitoring and controlling risk associated with concentrations of credit; (v) revise its policies and procedures relating to the calculation of ALLL; (vi) not increase its total assets during any quarter in excess of the net interest credited on deposit liabilities during the prior quarter without the consent of the OTS; and (vii) not enter into any significant arrangement or contract with a third party service provider without the prior consent of the OTS. The Bank Supervisory Agreement also provides that the Bank is subject to similar restrictions on the payment of dividends, changes in directors and certain executive officers, golden parachute payments and employment and compensatory arrangements as applicable to the Company pursuant to the Company Supervisory Agreement and described in the preceding paragraph.
     In addition, the Bank has been informed by the OTS that it intends to impose an Individual Minimum Capital Requirement (“IMCR”) for the Bank. An IMCR requires a bank to establish and maintain levels of capital greater than those generally required for a bank to be classified as “well-capitalized.” The Bank has not been informed by the OTS of the timing or capital levels that may be required. The Bank believes it continues at this time to maintain levels of capital in excess of those required to be “well-capitalized” within the meaning of applicable capital regulations of the OTS. The proposed IMCR would not affect the Bank’s status as “well-capitalized” within the meaning of these regulations.

     The Supervisory Agreements provide for certain monitoring and periodic reporting to the OTS with respect to the matters addressed therein. The Supervisory Agreements will remain in effect until terminated, modified or suspended by written action of the OTS. Failure to comply with the Supervisory Agreements or an IMCR could result in further sanctions.
     The foregoing description of the Supervisory Agreements is qualified in its entirety by reference to the Company Supervisory Agreement and the Bank Supervisory Agreement, attached hereto as Exhibits 10.1 and 10.2, respectively, which are incorporated by reference into this Item 1.01
     This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often identified by such forward-looking terminology as “expect,” “intent,” “look,” “believe,” “anticipate,” “estimate,” “project,” “seek,” “may,” “will,” “would,” “could,” “should,” “trend,” “target,” and “goal” or similar statements or variations of such terms and include, but are not limited to those relating to the intentions of the OTS to establish an IMCR, its timing and capital requirements and the Bank’s status as “well capitalized” under applicable regulatory standards. A number of factors could cause actual results to differ materially from the Company’s assumptions and expectations. These include but are not limited to decisions of the OTS with respect to the nature and degree of supervisory oversight to impose on the Company and the Bank, the possible use by the OTS of other supervisory tools or remedies, and changes in the Company’s and Bank’s operating results, level of non-performing assets or losses arising from non-performing assets that could adversely affect the capital position of the Company or the Bank. All forward-looking statements are qualified by, and should be considered in conjunction with, such cautionary statements. All forward-looking statements included in this Current Report on Form 8-K are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update or revise any such forward-looking statements. For additional discussion of the risks and uncertainties generally applicable to the Company, see the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 31, 2009.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description

10.1	Supervisory Agreement, by and between HMN Financial, Inc. and the Office of Thrift Supervision

10.2	Supervisory Agreement, by and between Home Federal Savings Bank and the Office of Thrift Supervision

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc. (Registrant)
Date: February 10, 2011	/s/ Jon Eberle
Jon Eberle
Senior Vice President, Chief Financial Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

Exhibit 10.1	Supervisory Agreement, by and between HMN Financial, Inc. and the Office of Thrift Supervision

Exhibit 10.2	Supervisory Agreement, by and between Home Federal Savings Bank and the Office of Thrift Supervision